                                                                    Exhibit 10.1

                                                            BLAKE DAWSON WALDRON
                                                                         LAWYERS
                                                       _________________________

                         MERGER IMPLEMENTATION AGREEMENT

                              MEDAIRE, INCORPORATED

                              GLOBAL DOCTOR LIMITED

                                                   13 June 2002

                    Level 19, Forrest Centre
                    221 St George's Terrace
                    Perth WA 6000
                    Telephone: (08) 9366 8000
                    Fax: (08) 9366 8111

                                                   REF: DRD:KMM:1315-0886

                          (C) Blake Dawson Waldron 2002

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1. INTERPRETATION........................................................     1

   1.1    Definitions....................................................     1
   1.2    Rules for interpreting this document...........................     7
   1.3    Business Days..................................................     8

2. CONDITIONS PRECEDENT..................................................     8

   2.1    Conditions Precedent...........................................     8
   2.2    Benefit of Conditions Precedent................................    10
   2.3    Fulfilment of Conditions Precedent.............................    10
   2.4    Waiver of Conditions Precedent.................................    10
   2.5    Best Endeavours................................................    11
   2.6    Notification...................................................    11
   2.7    Non-fulfilment.................................................    11

3. CONDUCT OF BUSINESS PRIOR TO MERGER...................................    11

   3.1    Conduct of GDL.................................................    11
   3.2    Conduct of MedAire.............................................    12

4. MUTUAL OBLIGATIONS....................................................    13

5. SPECIFIC GDL OBLIGATIONS..............................................    13

6. SPECIFIC MEDAIRE OBLIGATIONS..........................................    14

   6.1    Provision of information and assistance........................    14
   6.2    Warranty and indemnity.........................................    14
   6.3    Issue of MedAire Options.......................................    15

7. THE SCHEMES...........................................................    16

   7.1    Share Scheme...................................................    16
   7.2    Option Scheme..................................................    17
   7.3    Alternative Scheme structure...................................    17

8. APPOINTMENT OF DIRECTORS..............................................    18

9. NO SOLICITATION.......................................................    18

   9.1    No Solicitation - GDL..........................................    18
   9.2    No Solicitation - MedAire......................................    18
   9.3    Notification of Takeover Proposal..............................    18

10. DIRECTORS' DUTIES....................................................    19

   10.1   General........................................................    19
   10.2   Response to Takeover Proposal..................................    19

11. RELEASE..............................................................    19

12. PUBLIC STATEMENTS....................................................    19

   12.1   Restriction on Announcements...................................    19
   12.2   Giving of notice and draft Announcement........................    19

13. ACCESS TO INFORMATION - MEDAIRE......................................    20

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
14. ACCESS TO INFORMATION - GDL..........................................    20

15. TERMINATION; TERMINATION FEE.........................................    21

   15.1   Right to terminate; Termination Fee............................    21
   15.2   Consequence of termination.....................................    22

16. REPRESENTATIONS AND WARRANTIES.......................................    22

   16.1   Mutual representations and warranties..........................    22
   16.2   GDL representations and warranties.............................    23
   16.3   MedAire representations and warranties.........................    24

17. COSTS AND STAMP DUTY.................................................    25

   17.1   Each party's responsibility....................................    25
   17.2   MedAire's responsibility.......................................    25

18. AMENDMENT AND ASSIGNMENT.............................................    26

   18.1   Amendment......................................................    26
   18.2   Assignment.....................................................    26

19. NOTICES..............................................................    26

   19.1   How to give a notice; when a notice is given...................    26
   19.2   Address for notices............................................    26

20. GENERAL..............................................................    27

   20.1   Dispute Resolution and Governing law...........................    27
   20.2   Giving effect to this document.................................    27
   20.3   Waiver of rights...............................................    27
   20.4   Operation of this document.....................................    28
   20.5   Operation of indemnities.......................................    28
   20.6   Consents.......................................................    28
   20.7   No merger......................................................    28
   20.8   Inconsistency with other documents.............................    28
   20.9   Counterparts...................................................    28
   20.10  Attorneys......................................................    28

                         MERGER IMPLEMENTATION AGREEMENT

DATE

PARTIES

     GLOBAL DOCTOR LIMITED ABN 200 075 539 79 ("GDL") of 30 Ledgar Road, Balcatta, Western Australia 6002.

     MEDAIRE, INCORPORATED ("MEDAIRE"), a corporation organised and existing under the laws of Arizona, of 80 E. Rio Salado Parkway, Suite 610, Tempe, AZ 85281.

RECITAL

     GDL and MedAire have agreed to implement a merger of GDL and MedAire by proposing schemes of arrangement under Part 5.1 of the Corporations Act in accordance with the terms and conditions of this document.

1.   INTERPRETATION

1.1  DEFINITIONS

     The following definitions apply in this document:

     "ANNOUNCEMENT" means a press release, announcement or other public statement, other than a target statement or supplementary target statement as required by the provisions of the Corporations Act.

     "ASIC" means the Australian Securities and Investments Commission.

     "ASX" means Australian Stock Exchange Limited.

     "Authorisation" means:

     (a) an authorisation, consent, approval, declaration, exemption, notarisation or waiver, however it is described; and

     (b) in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken, including any renewal or amendment.

     "BUSINESS DAY" means a day that is not a Saturday, Sunday or public holiday in Perth, Western Australia or Phoenix, Arizona, USA.

     "CONDITION PRECEDENT" means a condition precedent in clause 2.1.

     "CONTROLLER" means, in relation to a person's property:

     (a)  a receiver or receiver and manager (or equivalent) of that property;
          or

     (b) anyone else who (whether or not as agent for the person) is in possession, or has control, of that property to enforce an encumbrance.

     "COURT" means a court of competent jurisdiction under the Corporations Act.

     "CORPORATIONS ACT" means the Corporations Act 2001 (Cth).

     "COURT APPROVAL DATE" means the first day on which the Court hears the application for an order pursuant to section 411(4)(b) of the Corporations Act approving the Schemes.

     "DEED POLL", means a document of that name in, or substantially in, the form set out as schedule 1 to this document.

     "EFFECTIVE DATE" means the date on which an office copy of the order or orders of the Court approving the Schemes is lodged with ASIC.

     "EXISTING MEDAIRE OPTIONS" means options outstanding prior to the Effective Date to subscribe for MedAire Shares with an exercise price of US$[18.89] each.

     "GDL 1 JULY 2002 OPTIONS" means options over GDL Shares issued by GDL with an exercise price of $0.10 each and an expiry date of 1 July 2002.

     "GDL 31 DECEMBER 2002 OPTIONS" means options over GDL Shares issued by GDL with an exercise price of $0.20 each and an expiry date of 31 December 2002.

     "GDL BOARD" means the board of directors of GDL.

     "GDL CONVERTIBLE NOTE" means a convertible note with a face value of $500,000, convertible into GDL Shares at a conversion price of $0.03 per GDL Share on or before 31 March 2003.

     "GDL EMPLOYEE OPTIONS" means options over GDL Shares with an exercise price of $0.20 each and an expiry date of 31 March 2004.

     "GDL MATERIAL" means such information regarding GDL, GDL Shares and GDL Options as is required under the Corporations Act and applicable ASIC Policy Statements to be included in the Scheme Booklet.

     "GDL MATERIAL ADVERSE CHANGE" means, in relation to GDL, one or more occurrences or matters individually or in aggregate that:

     (a) have or could reasonably be expected to have a material adverse effect on the business, assets, financial condition, prospects or results of operations of GDL and its subsidiaries, taken as a whole;

     (b) result, or could reasonably be expected to result, in a diminution in the value of GDL's net assets which in aggregate exceeds $250,000; or

     (c)  prevent GDL from performing its obligations under this document.

     "GDL MATERIAL ADVERSE MATTER" means any matter which has occurred but is not in the public domain at the date of this document and has not been disclosed to MedAire prior to the date of this document and which:

     (a) had it occurred after the date of this document would have been a GDL Material Adverse Change; and

     (b) had it been known prior to the date of this document the MedAire Board would not have resolved to execute this document (acting reasonably).

     "GDL OPTIONHOLDER" means a holder of GDL 31 December 2002 Options.

     "GDL OPTIONHOLDER APPROVAL" means the GDL Optionholders agreeing to the Option Scheme pursuant to section 411(4)(a)(i) of the Corporations Act.

     "GDL PRESCRIBED OCCURRENCE" in relation to GDL means any of the following taking place without the prior written consent of MedAire:

     (a) GDL converts all or any of its shares into a larger or smaller number of shares;

     (b) GDL or a subsidiary of GDL resolves to reduce its share capital in any way other than in accordance with the Schemes;

     (c)  GDL or a subsidiary of GDL:

          (i)  enters into a buy-back agreement; or

          (ii) resolves to approve the terms of a buy-back agreement under section 257C(1) or 257D(1) of the Corporations Act;

     (d) GDL or a subsidiary of GDL issues shares or grants an option over its shares, or agrees to make such an issue or grant such an option;

     (e) GDL or a subsidiary of GDL issues, or agrees to issue, convertible notes;

     (f) GDL or a subsidiary of GDL disposes, or agrees to dispose, of the whole, or a substantial part, of its business or property;

     (g) GDL or a subsidiary of GDL charges, or agrees to charge, the whole, or a substantial part, of its business or property;

     (h)  GDL or a subsidiary of GDL resolves to be wound up;

     (i) the appointment of a liquidator or provisional liquidator of GDL or of a subsidiary of GDL;

     (j) a court makes an order for the winding up of GDL or of a subsidiary of GDL;

     (k)  an administrator of GDL, or of a subsidiary of GDL, is appointed under section 436A, 436B or 436C of the Corporations Act;

     (l)  GDL or a subsidiary of GDL executes a deed of company arrangement;

     (m) a receiver, or a receiver and manager, is appointed in relation to the whole, or a substantial part, of the property of GDL or of a subsidiary of GDL; or

     (n) (n) any other event occurs in relation to GDL, or a subsidiary of GDL, which has consequences similar to those under paragraphs (h) to (m) above.

     "GDL SHARE" means a fully paid ordinary share in GDL.

     "GDL SHAREHOLDER" means a holder of GDL Shares.

     "GDL SHAREHOLDER APPROVAL" means a resolution in favour of the Share Scheme passed by GDL Shareholders pursuant to section 411(4)(a)(ii) of the Corporations Act.

     "Government Agency" means:

     (a)  a government or government department or other body;

     (b)  a governmental, semi-governmental or judicial person; or

     (c) a person (whether autonomous or not) who is charged with the administration of a law.

     "INDEPENDENT EXPERT" means Stanton Partners Corporate Pty Ltd ACN 063 036 331.

     "INDEPENDENT EXPERT'S REPORT" means the report to be prepared by the Independent Expert on whether the Share Scheme and the Option Scheme are in the best interests of GDL Shareholders and GDL Optionholders, (respectively), for inclusion in the Scheme Booklet.

     "LISTING RULE" means a Listing Rule of ASX.

     "MEDAIRE BOARD" means the board of directors of MedAire.

     "MEDAIRE MATERIAL" means such information regarding MedAire, MedAire Shares and MedAire Options as is required under the Corporations Act and applicable ASIC Policy Statements to be included in the Scheme Booklet.

     "MEDAIRE MATERIAL ADVERSE CHANGE" means, in relation to MedAire, one or more occurrences or matters individually or in aggregate that:

     (a) have or could reasonably be expected to have a material adverse effect on the business, assets, financial condition, prospects or results of operations of MedAire and its subsidiaries, taken as a whole;

     (b) result, or could reasonably be expected to result, in a diminution in the value of MedAire's net assets which in aggregate exceeds $750,000; or

     (c)  prevent MedAire from performing its obligations under this document.

     "MEDAIRE MATERIAL ADVERSE MATTER" means any matter which has occurred but is not in the public domain at the date of this document and has not been disclosed to GDL prior to the date of this document which:

     (a) had it occurred after the date of this document would have been a MedAire Material Adverse Change; and

     (b) had it been known prior to the date of this document the GDL Board would not have resolved to execute this document (acting reasonably).

     "MEDAIRE PRESCRIBED OCCURRENCE" in relation to MedAire means any of the following taking place without the prior written consent of GDL which shall not be unreasonably withheld or delayed:

     (a) MedAire or a subsidiary of MedAire resolves to reduce its share capital in any way;

     (b)  MedAire or a subsidiary of MedAire:

          (i)  enters into a buy-back agreement; or

          (ii) resolves to buy back any of its Shares;

     (c) MedAire or a subsidiary of MedAire issues shares or grants an option over its shares, or agrees to make such an issue or grant such an option, except as consistent with MedAire's past practice in the ordinary course of business, or as required in order to consummate the transactions contemplated by this document;

     (d) MedAire or a subsidiary of MedAire issues, or agrees to issue, convertible notes;

     (e) MedAire or a subsidiary of MedAire disposes, or agrees to dispose, of the whole, or a substantial part, of its business or property;

     (f) MedAire or a subsidiary of MedAire charges, or agrees to charge, the whole, or a substantial part, of its business or property;

     (g)  MedAire or a subsidiary of MedAire resolves to be wound up;

     (h) the appointment of a liquidator or provisional liquidator (or equivalent) of MedAire or of a subsidiary of MedAire;

     (i) a court or Government Agency makes an order for the winding up of MedAire or of a subsidiary of MedAire;

     (j) an administrator (or equivalent) of MedAire, or of a subsidiary of MedAire, is appointed;

     (k) MedAire or a subsidiary of MedAire executes a deed of company arrangement (or equivalent);

     (l) a receiver, or a receiver and manager, (or equivalent) is appointed in relation to the whole, or a substantial part, of the property of MedAire or of a subsidiary of MedAire; or

     (m) any other event occurs in relation to MedAire, or a subsidiary of MedAire, which has consequences similar to those under paragraphs (h) to (m) above.

     "MEDAIRE SHARE" means a fully paid voting share in MedAire.

     "MEETING DATE" means the date on which Securityholder Approval is sought.

     "MERGER" means the implementation of the Schemes.

     "NEW MEDAIRE OPTIONS" means options to be granted no later than three (3) months after the Effective Date in accordance with clause 6.3 to subscribe for MedAire Shares, which such options shall have the same exercise price, vesting terms and otherwise substantially the same terms and conditions of the Existing MedAire Options.

     "ODD LOT" means a number of MedAire Shares which is less than a marketable parcel under the business rules of the ASX.

     "OPTION SCHEME" means a scheme of arrangement between GDL and GDL Optionholders under Section 411 of the Corporations Act to give effect to the terms of this document and includes any alterations or conditions made with the approval or at the discretion of the Court which are consented to by GDL and which are acceptable to MedAire.

     "PROPOSED MERGER" means the proposed merger referred to in the recital.

     "QUIT DATE" means 31 October 2002.

     "RECORD DATE" means 5:00 pm Perth time on the day which is 5 Business Days after the Effective Date, or any other date agreed with ASX to be the record date to determine entitlements to receive Scheme Consideration pursuant to the Schemes.

     "RELEVANT DATE" means, in relation to a Condition Precedent, the date specified in this document for its fulfilment or, if no date is specified, the Effective Date.

     "REGULATORY APPROVALS" means such consents, approvals or other acts by a Regulatory Authority as are necessary to implement the Merger (if any), in each case, on terms acceptable to MedAire and GDL.

     "REGULATORY AUTHORITY" includes:

     (a)  a Government Agency;

     (b)  any regulatory organisation established under statute; and

     (c)  ASX.

     "SCHEMES" means the Share Scheme and the Option Scheme.

     "SCHEME BOOKLET" means, in respect of the Schemes, information to be dispatched to Scheme Participants, and includes the Schemes, an explanatory statement pursuant to section 412 of the Corporations Act, an independent expert's report and relevant notices of meetings and proxy forms.

     "SCHEME CONSIDERATION" means:

     (a) in respect of the Share Scheme, the consideration MedAire is required to provide under clause 7.1(b); and

     (b) in respect of the Option Scheme, the consideration MedAire is required to provide under clause 7.2(b).

     "SCHEME PARTICIPANTS" means, collectively, GDL Optionholders and GDL Shareholders.

     "SECURITYHOLDER APPROVAL" means GDL Shareholder Approval and/or GDL Optionholder Approval.

     "SHARE SCHEME" means a scheme of arrangement between GDL and GDL Shareholders under Section 411 of the Corporations Act to give effect to the terms of this document and includes any alterations or conditions made with the approval or at the discretion of the Court which are consented to by GDL and which are acceptable to MedAire.

     "TAKEOVER PROPOSAL" means either a Takeover Proposal for MedAire or a Takeover Proposal for GDL.

     "TAKEOVER PROPOSAL FOR GDL" means, in relation to GDL and excluding the
     Merger:

     (a) any proposal for a takeover bid, scheme of arrangement, capital reconstruction, buy-back, merger, amalgamation, consolidation or other business combination involving GDL or any of its subsidiaries; or

     (b) any proposal which could result in a person having voting power of more than 20% in GDL.

     "TAKEOVER PROPOSAL FOR MEDAIRE" means, in relation to MedAire and excluding the Merger:

     (a) any proposal for a takeover bid, scheme of arrangement, capital reconstruction, buy-back, merger, amalgamation, consolidation or other business combination involving MedAire or any of its subsidiaries; or

     (b) any proposal which could result in a person having voting power of more than 20% in MedAire.

1.2  RULES FOR INTERPRETING THIS DOCUMENT

     Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

     (a)  A reference to:

          (i) legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

          (ii) a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

          (iii) a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

          (iv) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

          (v) anything (including a right, obligation or concept) includes each part of it.

     (b)  A singular word includes the plural, and vice versa.

     (c)  A word which suggests one gender includes the other genders.

     (d) If a word is defined, another part of speech has a corresponding meaning.

     (e) A reference to "$" or "dollar" is to Australian currency, unless otherwise indicated.

     (f) If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

     (g) The words "SUBSIDIARY", "HOLDING COMPANY" and "RELATED BODY CORPORATE" have the same meanings as in the Corporations Act.

     (h) If a word is defined in the Corporations Act, it has the same meaning in this document, unless the context requires otherwise.

1.3  BUSINESS DAYS

     If the day on or by which a person must do something under this document is not a Business Day:

     (a) if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

     (b) in any other case, the person must do it on or by the previous Business Day.

2.   CONDITIONS PRECEDENT

2.1  CONDITIONS PRECEDENT

     The obligations of the parties under clause 6.2 are subject to the fulfilment or waiver in accordance with this clause of each of the following Conditions Precedent:

     (a) On or before 31 July 2002, MedAire is satisfied with the results of its due diligence investigation in relation to GDL;

     (b) On or before 31 July 2002, GDL is satisfied with the results of its due diligence investigation in relation to MedAire;

     (c)  the Regulatory Approvals are obtained;

     (d) an Independent Expert's Report is obtained which concludes that the Share Scheme and Option Scheme are in the best interests of GDL Shareholders and GDL Optionholders (respectively);

     (e)  GDL Securityholder Approval is obtained in relation to both Schemes;

     (f) the Court makes orders pursuant to section 411(4)(b) of the Corporations Act approving the Schemes;

     (g) from the date of this document until the day prior to the Meeting Date, no GDL Material Adverse Change occurs and no GDL Material Adverse Matter becomes known;

     (h)  no Takeover Proposal for GDL is made or announced;

     (i) between the date of this document and the Meeting Date, the directors of GDL do not change or withdraw their recommendation to Scheme Participants to vote in favour of their respective Scheme and all resolutions (if any) incidental to the Schemes;

     (j)  no GDL Prescribed Occurrence occurs;

     (k) no Court or Regulatory Authority order or decree which as at 8.00 am on the date the Court makes orders pursuant to section 411(4)(b) of the Corporations Act, restrains or prohibits the implementation of the Schemes or any transaction contemplated by the Schemes or this document;

     (l) representations and warranties given by the parties and set out in this document being true and correct in all material respects, as at the date of this document, and as at 8.00 am on the Meeting Date;

     (m) no amount is or becomes payable to any director or employee of GDL as a consequence of the Schemes, other than as a Scheme Participant or as referred to in clause 3.1(e);

     (n) no amount is or becomes payable to any director or employee of MedAire as a consequence of or in connection with the Schemes, other than as referred to in clause 3.1(f);

     (o) from the date of this document until the day prior to the Meeting Date, no MedAire Material Adverse Change occurs and no MedAire Material Adverse Matter becomes known;

     (p) no Takeover Proposal for MedAire is made or announced as a result of which the Independent Expert is no longer able to conclude that the Share Scheme and Option Scheme is in the best interests of the GDL Shareholders and GDL Optionholders (respectively);

     (q)  no MedAire Prescribed Occurrence occurs;

     (r) ASX confirming that, subject to the fulfilment or waiver of all of the other conditions precedent to this agreement, it will admit MedAire to its official list and grant quotation of the MedAire Shares to be issued pursuant to the Schemes, on terms acceptable to MedAire;

     (s) the GDL Employee Options are cancelled for no consideration on or prior to the Effective Date;

     (t) on or prior to the Effective Date, MedAire will have come to agreement with the holder of the GDL Convertible Note on terms acceptable to MedAire with respect to the terms of the conversion of the GDL Convertible Note into MedAire Shares;

     (u) on or prior to the Effective Date, all of the GDL 1 July 2002 Options shall have been exercised or expired by their terms; and

     (v) on or prior to the Effective Date, the requisite number of holders of the MedAire Shares shall have approved the Organisational Transactions set forth in clause 3.2(b) hereof.

2.2  BENEFIT OF CONDITIONS PRECEDENT

     The following Conditions Precedent are included for the benefit of the following party or parties:

     (a) the Conditions Precedent in paragraphs (c), (d), (e), (f), (k) and (l) for the benefit of each of GDL and MedAire (provided that the condition in paragraph (l) is for the benefit of the party to which the representation or warranty is given);

     (b)  the Conditions Precedent in paragraphs (a), (g), (h), (i), (j), (m),
          (r), (s), (t), (u) and (v) for the benefit of MedAire alone; and

     (c) the Conditions Precedent in paragraphs (b), (n), (o), (p) and (q) for the benefit of GDL alone.

2.3  FULFILMENT OF CONDITIONS PRECEDENT

     Each of the Conditions Precedent in clause 2.1 will be deemed to be fulfilled on the Relevant Date unless the party for whose benefit the relevant condition has been included (or in the case of a condition included for the benefit of both parties, either party) gives notice to the other party prior to the Relevant Date of the non-fulfilment of the condition.

2.4  WAIVER OF CONDITIONS PRECEDENT

     (a) If a Condition Precedent has been included for the benefit of one party alone, that party alone may, in its sole and absolute discretion, waive the breach or non-fulfilment of that Condition Precedent.

     (b) If a Condition Precedent has been included for the benefit of both parties, the breach or non-fulfilment of that Condition Precedent may be waived only by the written consent of both parties.

     (c) If a party waives the breach or non-fulfilment of a Condition Precedent, that waiver shall not preclude that party from suing the other for any breach of this document that resulted in the breach or non-fulfilment of that Condition Precedent.

2.5  BEST ENDEAVOURS

     Each party must use its best endeavours to procure that each of the Conditions Precedent are satisfied by the Relevant Date (without, however, being obliged to waive any Condition Precedent) and that there is no occurrence which would prevent the Conditions Precedent being satisfied.

2.6  NOTIFICATION

     Each party must promptly notify the other of the fulfilment of a Condition Precedent and must keep the other informed of any material developments of which it becomes aware in relation to a Condition Precedent.

2.7  NON-FULFILMENT

     (a) If a Condition Precedent has not been fulfilled by the Relevant Date, or the Effective Date has not occurred by the Quit Date, GDL and MedAire will consult in good faith to:

          (i) determine whether the Schemes may proceed by way of alternative means or methods; and

          (ii) extend the Relevant Date or the Quit Date.

     (b) If the parties are unable to reach agreement under clause 2.7(a) within 5 Business Days after the Relevant Date or the Quit Date (as the case may be) then, unless any unfulfilled Condition Precedent has been waived pursuant to clause 2.4, either party may terminate this document without any liability to the other party by reason of that termination apart from liability arising from an antecedent breach of this document.

3.   CONDUCT OF BUSINESS PRIOR TO MERGER

3.1  CONDUCT OF GDL

     Between the time of signing this document and the Effective Date, GDL will conduct its business in the ordinary and normal course and, except as required by this document, will not, and will procure that its subsidiaries do not, without the prior written consent of MedAire:

     (a) declare any dividend or pay, make or incur any liability to pay or make any distribution whether by way of dividend, capital distribution or reduction of capital;

     (b) dispose of or acquire any asset having a book value, or for a consideration, of more than $100,000;

     (c) incur any non-budgeted capital expenditure in respect of any single item which exceeds $50,000, provided that any additional capital expenditure which in the reasonable assessment of GDL is urgently required and critical for safety, environmental or other reasons, may be incurred by GDL;

     (d)  do anything that would constitute a GDL Prescribed Occurrence;

     (e) except pursuant to existing employment agreements, as required by applicable laws, or in accordance with salary and remuneration reviews conducted in accordance with usual GDL policy and, in any event, after prior consultation with MedAire, increase the compensation payable to its officers or employees or grant any severance or termination pay to such persons; or

     (f) enter into or incur any new borrowing or debt financing arrangement in excess of $100,000.

3.2  CONDUCT OF MEDAIRE

     (a) Between the time of signing this document and the Effective Date, MedAire will conduct its business in the ordinary and normal course and, except as required by this document, will not, and will procure that its subsidiaries do not, without the prior written consent of GDL (which shall not be unreasonably withheld or delayed):

          (i) declare any dividend or pay, make or incur any liability to pay or make any distribution whether by way of dividend, capital distribution or reduction of capital;

          (ii) dispose of or acquire any asset having a book value, or for a consideration, of more than $300,000;

          (iii) incur any non-budgeted capital expenditure in respect of any single item which exceeds $150,000, provided that any additional capital expenditure which in the reasonable assessment of MedAire is urgently required and critical for safety, environmental or other reasons, may be incurred by MedAire;

          (iv) do anything that would constitute a MedAire Prescribed
               Occurrence;

          (v) except pursuant to existing employment agreements, as required by applicable laws, or in accordance with salary and remuneration reviews conducted in accordance with usual MedAire policy, and, in any event, after prior consultation with GDL, increase the compensation payable to its officers and employees or grant any severance or termination pay to such persons; or

          (vi) enter into or incur any new borrowing or debt financing arrangement in excess of $300,000.

     (b) After the execution of this document but prior to the Effective Date, MedAire shall take such actions as are necessary in order to modify the number of MedAire Shares as MedAire otherwise determines is appropriate for purposes of listing and trading on ASX, amend its Articles of Incorporation and Bylaws as MedAire deems appropriate or as may be required to comply with the Listing Rules, and, if deemed appropriate, change MedAire's state of incorporation from Arizona to Delaware (collectively, the "ORGANISATIONAL TRANSACTIONS"), provided, that the Organisational Transactions shall not adversely impact the listing of the MedAire Shares on ASX, or adversely affect GDL or its shareholders, provided further, that the Organisational Transactions must be approved by the requisite number of holders of MedAire Shares on or prior to the Effective Date.

4.   MUTUAL OBLIGATIONS

     Each party must co-operate with the other party, and provide all assistance as reasonably requested, including the provision and collection of information, and attending any meetings, which the other party reasonably requires in connection with the preparation of all documents, and the obtaining of all Regulatory Approvals and other approvals, required in connection with the Merger.

5.   SPECIFIC GDL OBLIGATIONS

     GDL must, as expeditiously as practicable:

     (a) prepare a Scheme Booklet in relation to the Schemes in accordance with the Corporations Act, ASX Listing Rules and all applicable ASIC Policy Statements including the Independent Expert's Report;

     (b) consult with MedAire about the form of the Scheme Booklet prepared pursuant to paragraph (a) and take into account any material concerns raised by MedAire provided that the final form of the Scheme Booklet will be determined by GDL (acting reasonably);

     (c) include in the Scheme Booklet the MedAire Material supplied by MedAire subject to any variations reasonably required by GDL, which variations will not be made without consultation with MedAire but on the basis that the final form of the Scheme Booklet will be determined by GDL;

     (d) give a copy of any draft Scheme Booklet to MedAire before it is given to ASIC pursuant to section 411(2) of the Corporations Act;

     (e) state in a joint announcement in a form reasonably acceptable to both parties and made immediately following the execution of this document (on the basis of statements made to GDL by each of its directors) that each of the directors of GDL recommends to GDL Shareholders and GDL Optionholders that, in the absence of a superior offer and subject to the Independent Expert confirming the view of the directors of GDL that the Share Scheme and Option Scheme are in the best interests of GDL Shareholders and GDL Optionholders (respectively), the Schemes be approved;

     (f) apply to the Court under section 411(1) of the Corporations Act for an order to convene a meeting of GDL Shareholder to consider the Share Scheme;

     (g) apply to the Court under section 411(1) of the Corporations Act for an order to convene a meeting of GDL Optionholders to consider the Option Scheme;

     (h) convene a meeting or meetings (as appropriate) of Scheme Participants to consider the Schemes, in accordance with any order made by the Court pursuant to section 411(1) of the Corporations Act;

     (i) lodge the explanatory statement relating to the Schemes with ASIC and send a copy of the Scheme Booklet to each Scheme Participant and to all other persons who are entitled to receive notice of the relevant meeting;

     (j)  use its best endeavours to obtain Securityholder Approval;

     (k) lodge with ASIC any application or other document necessary to enable Securityholder Approval to take effect;

     (l) if Securityholder Approval is obtained in relation to a Scheme, apply to ASIC for the production of a statement pursuant to section 411(17)(b) of the Corporations Act in relation to that Scheme stating that ASIC has no objection to that Scheme and, subject to satisfaction of all Conditions Precedent other than the Conditions Precedent in clause 2.1(f), apply to the Court for its approval of that Scheme under section 411(4)(b) of the Corporations Act;

     (m) if the Court makes an order under section 411(4)(b) of the Corporations Act approving a Scheme, lodge with ASIC an office copy of the order of the Court under section 411(10) of the Corporations Act.

6.   SPECIFIC MEDAIRE OBLIGATIONS

6.1  PROVISION OF INFORMATION AND ASSISTANCE

     MedAire must:

     (a) supply the MedAire Material to GDL for inclusion in the Scheme Booklet in reasonable time to allow GDL to prepare the Scheme Booklet in accordance with this document;

     (b) provide any assistance or information reasonably requested by GDL or by the Independent Expert for the purpose of preparing the Scheme Booklet and the Independent Expert's Report;

     (c) confirm to GDL the accuracy of the MedAire Material as set out in the draft Scheme Booklet provided to MedAire in accordance with clause 5(d);

     (d) provide any further or new information required prior to the Meeting Date in a reasonable time to allow GDL to prepare the Scheme Booklet in accordance with this document to ensure that the MedAire Material is not misleading or deceptive and contains no material omissions; and

     (e)  prior to dispatch of the Scheme Booklet, execute the Deed Poll.

6.2  WARRANTY AND INDEMNITY

     (a) MedAire acknowledges that the Scheme Booklet will be required to contain information (including the MedAire Material) on MedAire, its assets and liabilities, financial position and performance, profits and losses, and prospects, and the rights and liabilities attaching to the MedAire Shares to be issued to Scheme Participants under the Schemes. MedAire warrants, represents and undertakes to GDL that it will provide GDL with all such information necessary to satisfy this requirement and that, as at the date of issue of the Scheme Booklet, all of the information provided to GDL will be true, complete and accurate in all material respects and not misleading in a material particular (whether by omission or otherwise), and to the fullest extent permitted by law MedAire indemnifies GDL and each of its officers, employees, agents and advisers (collectively the "GDL INDEMNIFIED PARTIES") against all liabilities, losses, damages, costs or expenses suffered or incurred by a GDL Indemnified Party, and against all actions, demands, claims, suits and proceedings made or brought against a GDL Indemnified Party, arising out of, or resulting directly or indirectly from, any breach by MedAire of that warranty, representation and undertaking; provided, however, that MedAire shall not be required to indemnify any of the GDL Indemnified Parties if the information relating to MedAire contained in the Scheme Booklet was not approved by MedAire prior to its issuance.

     (b) Each GDL Indemnified Party, whether or not a party to this document, will be entitled to the benefit of the indemnity contained in clause 6.2(a), and that indemnity may be enforced by GDL on the GDL Indemnified Party's behalf.

     (c) GDL acknowledges that the Scheme Booklet will be required to contain information (including the GDL Material) on GDL, its assets and liabilities, financial position and performance, profits and losses, and prospects, and the rights and liabilities attaching to the GDL Shares under the Schemes. GDL warrants, represents and undertakes to MedAire that all such information necessary to satisfy this requirement and that, as at the date of issue of the Scheme Booklet, all of the information relating to GDL will be true, complete and accurate in all material respects and not misleading in a material particular (whether by omission or otherwise), and to the fullest extent permitted by law GDL indemnifies MedAire and each of its officers, employees, agents and advisers (collectively the "MEDAIRE INDEMNIFIED PARTIES") against all liabilities, losses, damages, costs or expenses suffered or incurred by a MedAire Indemnified Party, and against all actions, demands, claims, suits and proceedings made or brought against a MedAire Indemnified Party, arising out of, or resulting directly or indirectly from, any breach by GDL of that warranty, representation and undertaking.

     (d) Each MedAire Indemnified Party, whether or not a party to this document, will be entitled to the benefit of the indemnity contained in clause 6.2(c), and that indemnity may be enforced by MedAire on the MedAire Indemnified Party's behalf.

6.3  ISSUE OF MEDAIRE OPTIONS

     Not later than three (3) months after the Effective Date, MedAire must issue New MedAire Options representing, in aggregate, [23%] of the total number of outstanding Existing MedAire Options and New MedAire Options immediately following the issuance of the New MedAire Options to those directors, officers and employees of GDL recommended by GDL and approved by the directors that constitute the MedAire Board after the Effective Date.

7.   THE SCHEMES

7.1  SHARE SCHEME

     (a) GDL agrees to propose a scheme in accordance with Part 5.1 of the Corporations Act under which all of the GDL Shares other than those held by or on behalf of MedAire or any of its subsidiaries will be transferred to MedAire and GDL Shareholders will be entitled to receive, for each GDL Share held at the Record Date, consideration calculated in accordance with clause 7.1(b).

     (b) Subject to clauses 7.1(c) and 7.1(d), MedAire covenants in favour of GDL (in its own right and separately as trustee for each GDL Shareholder) that in consideration for the transfer to MedAire of the GDL Shares held by a GDL Shareholder, MedAire will issue to such GDL Shareholder the number of MedAire Shares (N) determined in accordance with the following formula:

                                    ES x 0.23 x T
                                N = -------------
                                          GS

          where:

          ES is the number of GDL Shares transferred by that GDL Shareholder to MedAire;

          GS is the total number of GDL Shares transferred to MedAire pursuant to the Share Scheme; and

          T is the total number of MedAire Shares on issue immediately after the issue of all MedAire Shares pursuant to the Schemes.

          Any fractional entitlement to a MedAire Share which is equal to or greater than 0.5 will be rounded up and any fractional entitlement to a MedAire Share which is less than 0.5 will be rounded down.

     (c) After the Effective Date, a disbursing agent to be designated by MedAire (which may not be MedAire or a subsidiary of MedAire) shall act as Disbursing Agent (the "DISBURSING AGENT") in effecting the transfer of MedAire Shares for certificates which, immediately prior to the Effective Date, represented GDL Shares entitled to such transfer pursuant to clause 7.1(b). If certificates for MedAire Shares issued pursuant to clause 7.1(b) are to be issued in the name of a person other than the person in whose name the certificates for shares surrendered for transfer are registered, it shall be a condition of the transfer that the person requesting such transfer shall pay to the Disbursing Agent any transfer or other taxes required by reason of the issuance of such check in the name of a person other than the registered owner of the certificates surrendered, or shall establish to the satisfaction of the Disbursing Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Disbursing Agent nor any party hereto shall be liable to a holder of certificates theretofore representing GDL Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Upon the surrender and transfer of a certificate theretofore representing GDL Shares, the holder shall be issued a certificate representing the number of MedAire Shares to which he/she/it is entitled pursuant to clause 7.1(b) and the certificate representing GDL Shares shall forthwith be canceled. Until so surrendered and transferred, each such certificate shall represent solely the right to receive the MedAire Shares into which the shares of GDL Shares it theretofore represented shall have been converted pursuant to clause 7.1(b), and MedAire shall not be required to issue to the holder thereof the MedAire Shares to which he/she/it otherwise would be entitled; provided that procedures allowing for issuance against lost or destroyed certificates against receipt of customary and appropriate certifications and indemnities shall be provided.

     (d) If the total number of MedAire Shares a GDL Shareholder is entitled to receive under paragraph (b) above is an Odd Lot, MedAire may elect (in its sole and unfettered discretion) to provide cash consideration, which is equal to [INSERT METHOD OF PRICE CALCULATION], instead of the MedAire Shares.

     (e) The Share Scheme will be subject to and conditional upon the Option Scheme becoming effective pursuant to Section 411(10) of the Corporations Act.

7.2  OPTION SCHEME

     (a) GDL agrees to propose a scheme in accordance with Part 5.1 of the Corporations Act under which all of the GDL 31 December 2002 Options other than those held by or on behalf of MedAire or any of its subsidiaries will be cancelled and GDL Optionholders will be entitled to receive, for each GDL 31 December 2002 Option held at the Record Date, consideration calculated in accordance with clause 7.2(b).

          Subject to clause 7.2(c), MedAire covenants in favour of GDL (in its own right and separately as trustee for each GDL Optionholder) that in consideration for the cancellation of each GDL 31 December 2002 Option held by a GDL Optionholder, within 10 Business Days after the Effective Date or the date MedAire receives written evidence of such cancellation, whichever is later, MedAire will issue to such GDL Optionholder options to purchase the aggregate number of MedAire Shares that such GDL Optionholder would have received pursuant to clause 7.1(b) if such GDL Optionholder had exercised its GDL 31 December 2002 Option immediately prior to the Effective Date, and the exercise price of the option issued by MedAire shall be adjusted accordingly, if necessary.

          Any fractional entitlement to a MedAire Share which is equal to or greater than 0.5 will be rounded up and any fractional entitlement to a MedAire Share which is less than 0.5 will be rounded down.

     (b) If the total number of MedAire Shares a GDL Optionholder is entitled to receive under paragraph (b) above is an Odd Lot, MedAire may elect (in its sole and unfettered discretion) to provide cash consideration, which is equal to [INSERT METHOD OF PRICE CALCULATION], instead of the MedAire Shares.

     (c) The Option Scheme will be subject to and conditional upon the Share Scheme becoming effective pursuant to Section 411(10) of the Corporations Act.

7.3  ALTERNATIVE SCHEME STRUCTURE

     Instead of the structure described in clause 7.1, MedAire may if it receives advice that it is preferable to do so, require GDL to propose a scheme under which the relevant GDL Shares are cancelled pursuant to a resolution of GDL Shareholders. In that event, the parties will negotiate in good faith to make all necessary consequential amendments to this document provided that neither party will suffer a material adverse consequence as a result of the change.

8.   APPOINTMENT OF DIRECTORS

     On the Effective Date or such other date as agreed by the parties:

     (a) The GDL Board will be reconstituted to comprise only nominees of MedAire (subject to there being at least two (2) directors ordinarily resident in Australia for so long as GDL remains a public company); and

     (b) MedAire will appoint Gavin Argyle and Reginald Gillard to the MedAire Board.

9.   NO SOLICITATION

9.1  NO SOLICITATION - GDL

     Subject to clause 10, from the date of this document until the earlier of termination of this document or the Court Approval Date, GDL must ensure that it, its subsidiaries and their respective employees, officers and, to the extent it is reasonably able to influence them, their respective associates and their respective advisers:

     (a) do not, except with the prior written consent of MedAire, directly or indirectly solicit or initiate any negotiations or discussions (or communicate any intention to do any of these things) with any person other than MedAire with respect to a Takeover Proposal for GDL; and

     (b) do not provide information to facilitate consideration by any person, other than MedAire, whether to submit a Takeover Proposal for GDL.

9.2  NO SOLICITATION - MEDAIRE

     Subject to clause 10, from the date of this document until the earlier of termination of this document or the Court Approval Date, MedAire must ensure that it and its employees, officers and, to the extent it is reasonably able to influence them, its associates and its advisers:

     (a) do not, except with the prior written consent of GDL, directly or indirectly solicit or initiate any negotiations or discussions or communicate any intention to do any of these things with any person with respect to a Takeover Proposal for MedAire; and

     (b) do not provide information to facilitate consideration by any person, whether to submit a Takeover Proposal for MedAire.

9.3  NOTIFICATION OF TAKEOVER PROPOSAL

     GDL must notify MedAire immediately if it receives or becomes aware of a Takeover Proposal for GDL and MedAire must notify GDL immediately if it receives or becomes aware of a Takeover Proposal for MedAire.

10.  DIRECTORS' DUTIES

10.1 GENERAL

     Clause 9 does not impose obligations on either party to the extent that compliance with that clause would involve a breach of fiduciary duties by directors of that party or be otherwise unlawful, provided that the party must give prior written notice to the other party before taking any action (or failing to take any action) in respect of which it relies on this clause and must, to the extent permitted by law and as expeditiously as practicable, provide full particulars to the other party, and consult with the other party in good faith, with respect to the relevant action (or failure to take action).

10.2 RESPONSE TO TAKEOVER PROPOSAL

     Clause 9 does not restrict or prevent:

     (a) the directors of GDL from responding to any unsolicited Takeover Proposal for GDL; or

     (b) the directors of MedAire from responding to any unsolicited Takeover Proposal for MedAire,

     in each case in accordance with their respective fiduciary duties or other legal obligations.

11.  RELEASE

     Subject to section 199A of the Corporations Act, no party, and no officer or director of a party, shall be liable for anything done or purported to be done in connection with the Merger or Proposed Merger in good faith, but nothing in this clause shall exclude any liability which may arise from a grossly negligent act or omission on the part of such a person. Each party receives and holds the benefit of this release, to the extent that it relates to its officers or directors, as agent for them.

12.  PUBLIC STATEMENTS

12.1 RESTRICTION ON ANNOUNCEMENTS

     Each party must not make an Announcement relating to the subject matter of this document unless the Announcement:

     (a)  has the prior approval of the other party; or

     (b)  is required to be made by law or the Listing Rules.

12.2 GIVING OF NOTICE AND DRAFT ANNOUNCEMENT

     If a party is required to make an Announcement pursuant to clause 12.1(b), it must give to the other party:

     (a) such notice as is reasonable in the circumstances of its intention to make the Announcement; and

     (b) a draft of the Announcement and an opportunity, which is reasonable in the circumstances, to comment on the contents of the draft Announcement.

13.  ACCESS TO INFORMATION - MEDAIRE

     Between the date of this document and the Effective Date, GDL must, and must cause each of its subsidiaries to:

     (a) afford to MedAire and its advisers, reasonable access during normal business hours to its properties, books and records (subject to any confidentiality obligations of GDL to third parties) and personnel;

     (b)  promptly provide to MedAire:

          (i) a copy of any written communication made by it to, or received by it from, a Government Agency or ASX in connection with the Proposed Merger; and

          (ii) all information concerning its business and properties (subject to any confidentiality obligations of GDL to third parties) and personnel as MedAire may reasonably request; and

     (c) direct its share registrar to promptly provide any information requested by MedAire provided that such request is made to GDL's company secretary and is in relation to:

          (i) GDL's share register including any CHESS sub-register and any other sub-register, whether electronic or otherwise; or

          (ii) any indications of the voting intentions of Scheme Participants which it has received including information about proxies.

14.  ACCESS TO INFORMATION - GDL

     Between the date of this document and the Effective Date, MedAire must, and must cause each of its subsidiaries to:

     (a) afford to GDL and its advisers, reasonable access during normal business hours to its properties, books and records (subject to any confidentiality obligations of MedAire to third parties) and personnel; and

     (b)  promptly provide to GDL:

          (i) a copy of any written communication made by it to, or received by it from, a Government Agency in connection with the Proposed Merger; and

          (ii) all information concerning its business and properties (subject to any confidentiality obligations of MedAire to third parties) and personnel as GDL may reasonably request.

15.  TERMINATION; TERMINATION FEE

15.1 RIGHT TO TERMINATE; TERMINATION FEE

     A party may terminate this document by giving notice in writing to the other party:

     (a) prior to the Effective Date, if the other party is in material breach of this document;

     (b)  in accordance with clause 2.7(b);

     (c) subject to clause 2.7, at any time after the Quit Date, if the Effective Date has not occurred by the Quit Date; or

     (d) In the event that either the GDL Board or the MedAire Board determines in good faith, after receiving advice of outside counsel and after consulting with its financial advisors, that it has received a Superior Proposal (as defined below) which is the result of an unsolicited Takeover Proposal, it shall notify the other party to this document promptly in writing if it intends to terminate this document. Concurrently with any such termination (A) the GDL Board or MedAire Board, as the case may be, shall cause the execution of a letter of intent or an acquisition agreement with respect to the Superior Proposal, or the GDL Board or MedAire Board, as the case may be, shall adopt a resolution recommending acceptance to such party's stockholders of the Superior Proposal, and (B) GDL or MedAire, as the case may be, shall pay to the other party a termination fee in the amount of $250,000.

          (i) For purposes of this document, a "Superior Proposal" means any bona fide written Takeover Proposal for GDL or Takeover Proposal for MedAire, as the case may be, made by a third party (and that did not arise directly or indirectly as a result of any breach by the party seeking to terminate this document or any of its subsidiaries or any of their respective officers, directors, employees, representatives, investment bankers, agents or Affiliates (as defined below), of the provisions of clauses 9 or 10 of this document) and provides consideration to the stockholders of GDL or MedAire, as the case may be, which the GDL Board or MedAire Board, as the case may be, determines in its good faith judgment (after consulting with its financial advisors) to be materially more favorable to its stockholders from a financial point of view than the transaction contemplated by this document, and for which third-party financing, to the extent required, is then firmly committed, and which can reasonably be expected to be consummated.

          (ii) As used in this document, the term "Affiliate" shall mean, with respect to any specified person, (1) any other person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified person, (2) any other person which is a director, officer or partner, of the specified person or a person described in clause (1) of this paragraph, (3) another person of which the specified person is a director, officer or partner, (4) another person in which the specified person has a substantial beneficial interest or as to which the specified person serves as trustee or in a similar capacity, or (5) any relative or spouse of the specified person or any of the foregoing persons, any relative of such spouse or any spouse of any such relative.

15.2 CONSEQUENCE OF TERMINATION

     If a party terminates this document, the provisions of this document, other than this clause and clauses 1, 12, 17, 18, 19 and 20, shall immediately cease to be of further force or effect, but nothing in this clause releases any party from any pre-termination breach of this document.

16.  REPRESENTATIONS AND WARRANTIES

16.1 MUTUAL REPRESENTATIONS AND WARRANTIES

     (a) Each party represents and warrants to the other that (subject to obtaining any relevant Regulatory Approvals):

          (i) (STATUS) it is a company limited by shares, duly incorporated under the applicable legislation in its jurisdiction of incorporation;

          (ii) (POWERS) it has full legal capacity and power:

               (A) to own its own property and assets and to carry on its business; and

               (B) to enter into this document and to carry out the transactions that it contemplates;

          (iii) (AUTHORISATIONS) it holds each Authorisation that is necessary or desirable to:

               (A) enable it to properly execute this document and to carry out the transactions that it contemplates;

               (B) ensure that this document is legal, valid, binding and admissible in evidence; or

               (C)  enable it to properly carry on its business,

               and it is complying with any conditions to which any of those Authorisations is subject;

          (iv) (AGREEMENT EFFECTIVE) this document constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, subject to any necessary stamping;

          (v) (NO CONTRAVENTION) neither its execution of this document nor the carrying out by it of the transactions that it contemplates, does or will:

               (A) contravene any law to which it or any of its property is subject or any order of any Government Agency that is binding on it or any of its properties;

               (B)  contravene any Authorisation;

               (C) contravene any undertaking or instrument binding on it or any of its property;

               (D)  contravene its constitution;

          (vi) (NO CONTROLLER) no Controller is currently appointed in relation to any of its property;

          (vii) (NO LITIGATION) except as disclosed, no litigation, arbitration, mediation, conciliation or administrative proceedings are taking place, pending, or to its knowledge after due inquiry, threatened which, if adversely decided, (A) would have a Material Adverse Effect on it, or (B) could adversely affect the ability to complete the transactions contemplated by this document; and

          (viii) (NO TRUST) it is not entering into this document as trustee of any trust or settlement.

     (b) Each party acknowledges that the other party has executed this document and agreed to take part in the transactions that it contemplates in reliance on the representations and warranties that are made in this clause 16.1.

16.2 GDL REPRESENTATIONS AND WARRANTIES

     GDL represents and warrants to MedAire that:

     (a) (AUDITED FINANCIAL STATEMENTS) the financial statements annexed and marked "A" are the audited financial statements of GDL for the 12 month period ended 31 December 2001;

     (b) (MANAGEMENT ACCOUNTS) the financial statements annexed and marked "B" are the unaudited management accounts for GDL for the period of 4 months ended 30 April 2002;

     (c) (CORPORATE STRUCTURE) the corporate structure and organisational chart annexed and marked "C" is the structure and flow chart for GDL current as at the date of this document;

     (d) (REPORTING AND DISCLOSURE) GDL has complied with its financial reporting obligations under Chapter 2M of the Corporations Act and its continuous disclosure obligations under sections 674 and 675 of the Corporations Act and Listing Rule 3.1 (save in relation to the Merger);

     (e) (OPTION AND CONVERTIBLE NOTES) there are currently the following outstanding options and convertible note issued by GDL:

          (i)  54.3 million GDL 1 July 2002 Options;

          (ii) 215 million GDL 31 December 2002 Options;

          (iii) 4.75 million GDL Employee Options;

          (iv) 1 GDL Convertible Note;

     (f)  (SECURITIES ON ISSUE) except for:

          (i)  the [INSERT NUMBER] GDL Shares the subject of the Share Scheme;
               and

          (ii) the options and convertible notes referred to in paragraph (d) above,

     there are no outstanding shares, warrants, options, convertible securities or any other rights permitting conversion into shares in GDL ("OTHER GDL SECURITIES") and there is no agreement or right that entitles any person to Other GDL Securities.

     (g) (CONSTITUTION) the constitution of GDL is in the form of the copy previously provided by GDL to MedAire with no further amendment or variation;

     (h) (LOANS) except as disclosed to MedAire prior to the date of this document, GDL has not made or advanced any loan or credit;

     (i) (NO TAKEOVER PROPOSAL) neither GDL nor any of its directors is aware of or considering any Takeover Proposal made by any third party; and

     (j)  (DISCLOSURE) GDL has complied with its obligations under Listing Rules
          3.1 and there is no information to which Listing Rules 3.1.1, 3.1.2 or
          3.1.3 apply (save in relation to the Proposed Merger). Neither this document, any of the attachments or exhibits hereto nor the material or information provided to MedAire, including the financial statements of GDL, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading and there is no fact which has not been disclosed to MedAire of which any officer or director of GDL or any of its subsidiaries is aware which could reasonably be anticipated to constitute a GDL Material Adverse Change.

16.3 MEDAIRE REPRESENTATIONS AND WARRANTIES

     MedAire represents and warrants to GDL that:

     (a) (AUDITED FINANCIAL STATEMENTS) the financial statements annexed and marked "D" are the audited financial statements of MedAire for the 12 month period ended 31 December 2001;

     (b) (MANAGEMENT ACCOUNTS) the financial statements annexed and marked "E" are the unaudited management accounts of MedAire for the period of 3 months ended 31 March 2001;

     (c) (CORPORATE STRUCTURE) the corporate structure and organisational chart annexed and marked "F" is the structure and flow chart for MedAire current as at the date of this document;

     (d)  (SECURITIES ON ISSUE) except for:

          (i)  [492,350] MedAire Shares, subject to clause 3.2(b); and

          (ii) [50,000] Existing MedAire Options,

     there are no outstanding shares, warrants, options, convertible securities or any other rights permitting conversion into shares in MedAire ("OTHER MEDAIRE SECURITIES") and that there is no agreement or right that entitles any person to Other MedAire Securities;

     (e) (LOANS) except as disclosed to GDL prior to the date of this document, MedAire has not made or advanced any loan or credit;

     (f) (NO TAKEOVER PROPOSAL) neither MedAire nor any of its directors is aware of or considering any Takeover Proposal made by any third party; and

     (g) (ISSUE OF MEDAIRE SHARES) there is no fetter on its ability to issue MedAire Shares as part of the Scheme Consideration or to perform its other obligations under this document subject to the requisite approval of the holders of MedAire Shares to approve the Organisational Transactions.

17.  COSTS AND STAMP DUTY

17.1 EACH PARTY'S RESPONSIBILITY

     Each party will bear and be responsible for their own costs and expenses, including legal, accounting and advisory costs and expenses, in connection with the negotiation, preparation, completion and carrying into effect of this document and any instrument or transaction contemplated in or necessary to give effect to this document, the Scheme Booklet and the Schemes.

17.2 MEDAIRE'S RESPONSIBILITY

     MedAire will bear and be responsible for all stamp duty payable on this document or any instrument or transaction contemplated in or necessary to give effect to this document.

18.  AMENDMENT AND ASSIGNMENT

18.1 AMENDMENT

     This document can only be amended, supplemented, replaced or novated by another agreement signed by the parties.

18.2 ASSIGNMENT

     A party may only dispose of, declare a trust over or otherwise create an interest in its rights under this document with the consent of the other party.

19.  NOTICES

19.1 HOW TO GIVE A NOTICE; WHEN A NOTICE IS GIVEN

     A notice, consent or other communication under this document is only effective if it is:

     (a)  given by personal service, post or facsimile;

     (b) must be in writing, legible and in English addressed as set forth in clause 19.2 below, or to any other address the addressee requests in writing;

     (c)  is deemed to be given by the sender and received by the addressee:

          (i)  if delivered in person, when delivered to the addressee;

          (ii) if posted, 2 Business Days (or 6, if addressed outside Australia) after the date of posting to the addressee whether delivered or not; or

          (iii) if sent by facsimile transmission, on the date shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this clause, but if the delivery or receipt is on a day which is not a Business Day or is after 5.00 pm (addressee's time) it is deemed to have been received at 9.00 am (addressee's time) on the next Business Day.

19.2 ADDRESS FOR NOTICES

     A person's address and fax number are those set out below, or as the person notifies the sender:

     GDL:

     Address:    30 Ledgar Road, Balcatta WA 6021, Australia

     Fax number: intl +618 9240 1944

     Attention:  Gavin Argyle

     MEDAIRE:

     Address:    80 E. Rio Salado Parkway, Suite 610, Tempe, AZ 85281, USA

     Fax number: intl + 1 602 252 8404

     Attention:  Kjell Andreassen

20.  GENERAL

20.1 DISPUTE RESOLUTION AND GOVERNING LAW

     (a) Any dispute, controversy or claim arising out of or in connection with this document (including, but not limited to, any issues related to the validity, existence and termination of this document) shall be submitted for final arbitration in the City of London, England, to the London Court of International Arbitration (the "London Court") under its Rules then obtaining which are deemed incorporated herein. The resolution of any such dispute and any issue therein shall be governed by the substantive Law of England without regard to conflict of laws principles and irrespective of the residence of the parties. The proceeding shall be conducted in, and the official version of any transcript shall be in, the English language.

     (b) The Parties hereby irrevocably consent and submit themselves to the jurisdiction and venue of the London Court for resolution by binding arbitration by the London Court as set forth in Subsection (a) above after undertaking the settlement efforts referred to in Subsection (a) above. Each party hereto hereby respectively agrees that receipt or service by or upon either of them of any notices, process or other instruments relating to any such arbitration proceeding, whether issued by a party or by the London Court, shall be deemed effectively served and received if sent by the means provided for the sending of notices in this document. The Parties respectively further agree that the purpose of this clause 20.1, is to provide a rapid, efficient and final means of resolving any dispute between them and, accordingly, once a proceeding in the London Court has been commenced, neither party will withdraw therefrom or seek resolution of the dispute in any other jurisdiction or tribunal and any award of the London Court shall be final and binding upon them, be given full force and effect, and may be enforced in any jurisdiction, including, but not limited to, Australia and the United States of America.

20.2 GIVING EFFECT TO THIS DOCUMENT

     Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this document.

20.3 WAIVER OF RIGHTS

     A right may only be waived in writing, signed by the party giving the waiver, and:

     (a) no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

     (b) a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

     (c) the exercise of a right does not prevent any further exercise of that right or of any other right.

20.4 OPERATION OF THIS DOCUMENT

     (a) This document contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

     (b) Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person may have.

     (c) Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

20.5 OPERATION OF INDEMNITIES

     (a) Each indemnity in this document survives the expiry or termination of this document.

     (b) A party may recover a payment under an indemnity in this document before it makes the payment.

20.6 CONSENTS

     Where this document contemplates that a party may agree or consent to something (however it is described), the party may:

     (a) agree or consent, or not agree or consent, in its absolute discretion; and

     (b)  agree or consent subject to conditions,

     unless this document expressly contemplates otherwise.

20.7 NO MERGER

     Clauses of this document do not merge on implementation of the Schemes.

20.8 INCONSISTENCY WITH OTHER DOCUMENTS

     If this document is inconsistent with any other document or agreement between the parties, this document prevails to the extent of the inconsistency.

20.9 COUNTERPARTS

     This document may be executed in counterparts.

20.10 ATTORNEYS

     Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

                                   SCHEDULE 1

                                    DEED POLL

DATE    10/8    2002
     ----------


BY
   ----------------------------------

MEDAIRE, INCORPORATED ("MEDAIRE") in favour of each holder of ordinary shares in GLOBAL DOCTOR LIMITED ABN 200 075 539 701 ("GDL") on the Record Date ("GDL SHAREHOLDER") and each holder of options to subscribe for shares in GDL on the Record Date ("GDL OPTIONHOLDER").

BACKGROUND

A. On [INSERT DATE] 2002 MedAire and GDL entered into a merger implementation agreement ("MIA") which sets out the steps and arrangements necessary to implement the Schemes.

B. Under the Schemes, all of the GDL Shares and GDL 31 December 2002 Options will be transferred to MedAire or cancelled in exchange for the Scheme Consideration.

C. MedAire enters into this deed poll for the purposes of covenanting in favour of each GDL Shareholder and GDL Optionholder to perform certain obligations.

OPERATIVE PROVISIONS

1.   DEFINITIONS AND INTERPRETATIONS

1.1  Definitions

     (a) In this deed poll, unless the context requires otherwise, expressions which are defined in the Explanatory Statement have the same meaning in this deed poll.

     (b) "EXPLANATORY STATEMENT" means the explanatory statement relating to the schemes of arrangement between GDL and GDL Shareholders and GDL and GDL Optionholders (to which this document will form Appendix [ ]) to be sent to GDL Shareholders and GDL Optionholders in accordance with section 412(1)(a) of the Corporations Act.

1.2  Interpretation

     In this deed poll, unless the context requires otherwise:

     (a)  the singular includes the plural and vice versa;

     (b) the headings are used for convenience only and do not affect the interpretation of this document;

     (c) a reference to a document includes the document as modified from time to time and any document replacing it;

     (d) if something is to be done on a day which is not a Business Day then that thing must be done on the next or following Business Day;

     (e) money amounts are stated in Australian currency unless otherwise specified; and

     (f) if a word is defined, another part of speech has a corresponding meaning.

1.3  Nature of Deed Poll

     MedAire acknowledges that this deed poll may be relied on and enforced by any GDL Shareholder or GDL Optionholder in accordance with its terms even though they are not party to it.

2.   COMMENCEMENT

     MedAire's obligations under clause 3 commence when all of the conditions set out in paragraphs 2-20.10 of the Schemes which form Appendices to the Explanatory Statement have been satisfied or waived, and the terms and conditions contained in the MIA have been satisfied or waived.

3.   MEDAIRE'S OBLIGATIONS

     (a) MedAire covenants in favour of each GDL Shareholder and GDL Optionholder to, subject to clause 3(b) below:

          (i)  acquire all of the GDL Shares on issue at the Record Date;

          (ii) issue to each GDL Shareholder and GDL Optionholder the Scheme Consideration; and

          (iii) otherwise do all things necessary or expedient on its part to implement the Schemes.

     (b) Neither the Disbursing Agent nor any party hereto shall be liable to a holder of certificates theretofore representing GDL Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Upon the surrender and transfer of a certificate theretofore representing GDL Shares, the holder shall be issued a certificate representing the number of MedAire Shares to which he/she/it is entitled and the certificate representing GDL Shares shall forthwith be canceled. Until so surrendered and transferred, each such certificate shall represent solely the right to receive the MedAire Shares into which the shares of GDL Shares it theretofore represented shall have been converted, and MedAire shall not be required to issue to the holder thereof the MedAire Shares to which he/she/it otherwise would be entitled; provided that procedures allowing for issuance against lost or destroyed certificates against receipt of customary and appropriate certifications and indemnities shall be provided.

4.   REPRESENTATIONS AND WARRANTIES

     MedAire represents and warrants that:

     (a) (STATUS) it is a company limited by shares, validly incorporated under the laws of the State of Arizona, USA;

     (b) (POWER) it has full legal capacity and power to enter into this deed poll and to carry out the transactions that this deed poll contemplates;

     (c) (CORPORATE AUTHORITY) all corporate action has been taken that is necessary or desirable to authorise its entry into this deed poll and its carrying out of the transactions that this deed poll contemplates; and

     (d) (DOCUMENT EFFECTIVE) this deed poll constitutes legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors' rights generally), subject to any necessary stamping or registration.

5.   GENERAL

5.1  Continuing obligations

     This deed poll is irrevocable and remains in full force and effect until MedAire has completely performed its obligations under this deed poll.

5.2  No assignment

     A party cannot assign or otherwise transfer the benefit of this deed poll.

5.3  No variation

     This deed poll cannot be waived or varied except in writing signed by the person granting the waiver and unless the variation is agreed to by GDL, in which event MedAire will enter into a further deed poll in favour of each GDL Shareholder and GDL Optionholder giving effect to the amendment.

5.4  Notices

     Any notice or other communication to GDL under this deed poll:

     (a)  may be given by personal service, post or facsimile;

     (b)  must be in writing, legible and in English addressed as shown below:

          MEDAIRE

          Address:    80 E. Rio Salado Parkway, Suite 610, Tempe, AZ 85281, USA

          Fax number: intl + 1 602 252 8404

          Attention:  Kjell Andreassen

          or to any other address the addressee requests in writing;

     (c)  is deemed to be given by the sender and received by the addressee:

          (i)  if delivered in person, when delivered to the addressee;

          (ii) if posted, 2 Business Days (or 6, if addressed outside Australia) after the date of posting to the addressee whether delivered or not; or

          (iii) if sent by facsimile transmission, on the date shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this clause, but if the delivery or receipt is on a day which is not a Business Day or is after 5.00 pm (addressee's time) it is deemed to have been received at 9.00 am (addressee's time) on the next Business Day.

5.5  Dispute Resolution and Governing Law

     (a) Any dispute, controversy or claim arising out of or in connection with this deed poll (including, but not limited to, any issues related to the validity, existence and termination of this deed poll) shall be submitted for final arbitration in the City of London, England, to the London Court of International Arbitration (the "London Court") under its Rules then obtaining which are deemed incorporated herein. The resolution of any such dispute and any issue therein shall be governed by the substantive Law of England without regard to conflict of laws principles and irrespective of the residence of the parties. The proceeding shall be conducted in, and the official version of any transcript shall be in, the English language.

     (b) The Parties hereby irrevocably consent and submit themselves to the jurisdiction and venue of the London Court for resolution by binding arbitration by the London Court as set forth in Subsection (a) above after undertaking the settlement efforts referred to in Subsection (a) above. Each party hereto hereby respectively agrees that receipt or service by or upon either of them of any notices, process or other instruments relating to any such arbitration proceeding, whether issued by a party or by the London Court, shall be deemed effectively served and received if sent by the means provided for the sending of notices in this deed poll. The Parties respectively further agree that the purpose of this clause 5.5, is to provide a rapid, efficient and final means of resolving any dispute between them and, accordingly, once a proceeding in the London Court has been commenced, neither party will withdraw therefrom or seek resolution of the dispute in any other jurisdiction or tribunal and any award of the London Court shall be final and binding upon them, be given full force and effect, and may be enforced in any jurisdiction, including, but not limited to, Australia and the United States of America.

5.6  Stamp Duty

     All stamp duty (including fines and penalties, if any) payable in respect of this deed poll or any instrument created in connection with it must be borne by MedAire.

EXECUTED as a deed poll.

EXECUTED by MEDAIRE, INCORPORATED

/s/ Joan Sullivan Garrett               /s/ Kjell Andreassen
-------------------------------------   ----------------------------------------
Signature of President                  Signature of Vice-President

-------------------------------------   ----------------------------------------
Full Name                               Full Name

                                -END OF SCHEDULE-

EXECUTED as an agreement.

EXECUTED by GLOBAL DOCTOR LIMITED:

/s/ Gavin Argyle                        /s/ Reginald Norman Gillard
-------------------------------------   ----------------------------------------
Signature of director                   Signature of director/secretary

-------------------------------------   ----------------------------------------
Full Name                               Full Name


EXECUTED by MEDAIRE, INCORPORATED:

/s/ Joan Sullivan Garrett               /s/ Kjell Andreassen
-------------------------------------   ----------------------------------------
Signature of President                  Signature of Vice-President

-------------------------------------   ----------------------------------------
Full Name                               Full Name